                                                               EXHIBIT 10(n)(xv)

[SILICON VALLEY BANK LOGO]

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:                  CALBIOCHEM-NOVABIOCHEM CORPORATION
ADDRESS:                   10394 PACIFIC CENTER COURT
                           SAN DIEGO, CALIFORNIA  92121

DATE:                      JUNE 27, 1996

         THIS SCHEDULE is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

CREDIT LIMIT

(Section 1.1):                          PRIOR TO THE EFFECTIVENESS OF THE IPO
                                        CONSUMMATION:

                                        The sum of (A), (B) and (C) below:
                                        (A) Revolving Loan Facility. An amount
                                        not to exceed the lesser of (i) or (ii):
                                        (i) $2,000,000 at any one time
                                        outstanding; or (ii) (a) 80% of the Net
                                        Amount of Borrower's accounts, which
                                        Silicon in its discretion deems eligible for borrowing plus (b) 10% of the Value of Borrower's inventory, which Silicon in its discretion deems eligible for borrowing, up to a maximum of $500,000 total at any one time outstanding with respect to inventory (Loans under
                                        (ii)(a) above with respect to accounts
                                        are referred to as "Accounts Loans";
                                        Loans under (ii)(b) above with respect
                                        to inventory are referred to as
                                        "Inventory Loans" and together with the
                                        Accounts Loans are collectively referred to as the "Revolving Loans"; and the loan facility under this subsection (A) is referred to as the "Revolving Loan Facility");
                                        PLUS
                                        (B) Working Capital Term Loan Facility.
                                        The amount under the Working Capital
                                        Term Loan Facility (as defined below);
                                        PLUS
                                        (C) Acquisition Term Loan Facility.
                                        The amount under the Acquisition Term
                                        Loan Facility (as defined below).

SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------


                           "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. "Value" of inventory means the lower of cost or wholesale market value. Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from the United States or any department, agency or instrumentality of the United States or any state, city or municipality*, accounts owing from an account debtor outside the United States (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

                           * TO THE EXTENT SUCH ACCOUNTS EXCEED 20% OF THE TOTAL ELIGIBLE ACCOUNTS OUTSTANDING ON AND AFTER THE EFFECTIVENESS OF THE IPO CONSUMMATION:

                           An amount not to exceed $5,000,000 at any one time outstanding (the "Revolving Loans" and the loan facility is referred to as the "Revolving Loan Facility").

LETTER OF CREDIT SUBLIMIT: Silicon, in its reasonable discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $500,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has availability under the Revolving Loan Facility

SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
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                           in an amount equal to or greater than the face amount
                           of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation. Letters of Credit may have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement. The Credit Limit set forth above regarding the Revolving Loan Facility and the Loans available thereunder at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

FOREIGN EXCHANGE
CONTRACT SUBLIMIT          Up to $3,000,000 (the "Contract Limit") may be
                           utilized for spot and future foreign exchange contracts (the "Exchange Contracts"). The Credit
                           Limit regarding the Revolving Loan Facility available at any time shall be reduced by the following amounts
                           (the "Foreign Exchange Reserve") on each day (the
                           "Determination Date"): (i) on all outstanding
                           Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided
                           Borrower has immediately available funds in such amount in its bank account.

                           Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity

SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------

                           Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                           Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $500,000 (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit.

                           Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may, in Silicon's sole discretion, be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the "Discretionary Settlement Circumstances"):

                                    (i) if there is sufficient availability
                                    under the Credit Limit regarding the
                                    Revolving Loan Facility in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Silicon in advance shall reserve the full amount of the Foreign Exchange Reserve against the Credit Limit regarding the Revolving Loan Facility; or

                                    (ii) if there is insufficient availability under the Credit Limit regarding the Revolving Loan Facility as to settlements within any two (2) business day period if Silicon is able to: (A) verify good funds overseas prior to crediting Borrower's deposit account with Silicon (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Silicon prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency);

                           Provided that it is expressly understood that Silicon's willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                           In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Silicon upon settlement either to treat the settlement amount as an advance under the Credit Limit regarding the Revolving Loan Facility, or to debit Borrower's account for the amount settled.

SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
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                           The Borrower shall execute all standard form
                           applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                           Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                           The Exchange Contracts shall have maturity dates no later than the Maturity Date.

   WORKING CAPITAL TERM
   LOAN FACILITY           An amount up to $2,500,000 (such Loan is the "Working
                           Capital Term Loan" and the loan facility relating thereto is the "Working Capital Term Loan Facility") which was utilized by the Borrower in connection with the closing of the Acquisition (as defined below).
                           Once amounts under the Working Capital Term Loan
                           Facility are repaid, such amounts may not be reborrowed.

                           Borrower shall repay to Silicon the outstanding aggregate principal amount of the Working Capital Term Loan in 60 consecutive monthly installments on the first day of each month commencing September 1, 1995 of which the first 59 installments shall each be in the amount of $41,666.67, and the last installment shall be in the amount of the entire unpaid balance of the Working Capital Term Loan, provided that the entire amount of the Working Capital Term Loan, all accrued and unpaid interest thereon and all other Obligations relating thereto shall be paid in full no later than August 1, 2000, subject, however, to repayments as required pursuant to the Excess Cash Flow Repayment Covenant (as defined in paragraph 4 of the section hereof entitled "Other Covenants" (Section 4.1)).

                           Borrower hereby further promises to pay interest to Silicon on the unpaid principal balance of the Working Capital Term Loan at the Interest Rate (as defined below). Such interest shall be paid each month in accordance with the terms of the Loan Agreement.

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------
ACQUISITION TERM
LOAN FACILITY              An amount up to $6,000,000 (such Loan is the
                           "Acquisition Term Loan" and the loan facility relating thereto is the "Acquisition Term Loan
                           Facility") which was utilized by the Borrower for the purpose of financing the assets acquired by Borrower pursuant to the Asset Purchase Agreement dated as of June 26, 1995 (the "Purchase Agreement") by and among Oncogene Science, Inc., as seller, Borrower, as buyer, and Calbiochem-Novabiochem
                           International, Inc. ("Parent"). The acquisition and related transactions contemplated by the Purchase
                           Agreement are collectively referred to as the "Acquisition". Once amounts under the Acquisition
                           Term Loan Facility are repaid, such amounts may not be reborrowed.

                           Borrower hereby further promises to pay interest to Silicon on the unpaid principal balance of the Acquisition Term Loan at the Interest Rate (as defined below). Such interest shall be paid each month in accordance with the terms of the Loan Agreement.

                           Borrower shall repay to Silicon the outstanding aggregate principal amount of the Acquisition Term Loan in 60 consecutive monthly installments on the first day of each month commencing September 1, 1995 as follows:

                           (A) The first installment through and including the twelfth installment shall each be in the amount of $41,666.67;

                           (B) The thirteenth installment through and including the twenty-fourth installment shall each be in the amount of $83,333.33; and

                           (C) The twenty-fifth installment through and including the sixtieth installment shall each be in the amount of $125,000;

                           Provided that the entire principal amount of the Acquisition Term Loan, all accrued and unpaid interest thereon and all other Obligations relating thereto shall be paid in full no later than August 1, 2000; subject, however, to repayments as required pursuant to the Excess Cash Flow Repayment Covenant.

SUPPLEMENT:                The Supplement to Schedule to Loan Agreement (the
                           "Supplement") as attached to the original Schedule to Loan Agreement, as amended by the Amendment to Loan
                           Agreement of even date herewith, is incorporated into and forms a part of this Schedule and this Loan
                           Agreement.

SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
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INTEREST RATE
(Section 1.2):             Interest on the Loans shall be paid at the applicable
                           Interest Rate (as defined in the Supplement).

                           Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                           "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Prime Rate-based Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE
(Section 1.3):             Revolving Loan Facility: 50 basis points per annum of
                           the maximum amount available thereunder.

MATURITY DATE
(Section 5.1):             The Maturity Date shall be considered to be JUNE __,
                           1998 for all purposes hereof other than with respect to the maturities of the Working Capital Term Loan and the Acquisition Term Loan, which shall have maturities as set forth in Section 1.1 above.

PRIOR NAMES OF BORROWER
(Section 3.2):             CALBIOCHEM CORPORATION; CBC ACQUISITION CORPORATION

TRADE NAMES OF BORROWER
(Section 3.2):             NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):             BOULEVARD INDUSTRIAL PARK, PADGE ROAD, BEESTON,
                           NOTTINGHAM UNITED KINGDOM NG9 2JR; 80-84 ROGERS
                           STREET, CAMBRIDGE, MASSACHUSETTS.

MATERIAL ADVERSE LITIGATION
(Section 3.10):            NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):             Without Silicon's prior written consent, Borrower may
                           do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) Borrower may upstream funds to the Parent in order to permit the Parent to repurchase shares of Parent's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount that the Borrower

SILICON VALLEY BANK                                  AMENDMENT TO LOAN AGREEMENT
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                           upstreams for such purpose does not exceed $100,000
                           in any fiscal year, provided, the Borrower is also permitted on a one-time basis to upstream funds to the Parent in order to permit the Parent to repurchase shares of Parent's stock owned by Richard B. Slansky as long as such additional amount that the Borrower upstreams for such purpose does not exceed $400,000; and (ii) Borrower may loan funds to the Parent in an aggregate amount not to exceed $500,000 at any one time outstanding for the purpose of the Parent's financing of Calbiochem-Novabiochem AG.

FINANCIAL COVENANTS
(Section 4.1):             Borrower shall cause the Parent to comply with all of
                           the following covenants on a consolidated basis effective with the month ending March 31, 1996.
                           Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

     QUICK ASSET RATIO:    Parent shall maintain a ratio of "Quick Assets" to
                           current liabilities of not less than .80 to 1.

     TANGIBLE NET WORTH:   Parent shall maintain a tangible net worth of not
                           less than $10,200,000, excluding the amount of the foreign currency translation account, provided that on and after the IPO Consummation, Parent shall maintain a tangible net worth of not less than $25,000,000, excluding the amount of the foreign currency translation account.

     DEBT TO TANGIBLE
     NET WORTH RATIO:      Parent shall maintain a ratio of total liabilities to
                           tangible net worth of not more than 1.50 to 1, provided that on and after the IPO Consummation, Parent shall maintain a ratio of total liabilities to tangible net worth of not more than 1.00 to 1.

     DEBT SERVICE RATIO:   Parent shall maintain a Debt Service Ratio (as
                           referred to below) of 1.65 to 1 as of the end of each fiscal quarter."

     CLEAN-UP PERIOD:      During the period commencing on the date of the IPO
                           Consummation and ending one year later, and during each successive annual period thereafter, there shall be period of 30 days when no Loans shall be outstanding.

     DEFINITIONS:          "Current assets," and "current liabilities" shall
                           have the meanings ascribed to them in accordance with generally accepted accounting principles.

                           "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents,

      SILICON VALLEY BANK                       AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------

                           trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                           "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                           "Debt Service Ratio" means the ratio of (a) consolidated net income of Parent before interest, taxes, depreciation and other non-cash amortization expenses and other non-cash expenses of the Parent, determined in accordance with generally accepted accounting principles, consistently applied, to (b) the consolidated amount of Parent's obligations relating to payment of interest and current maturities of principal on Parent's outstanding indebtedness, determined in accordance with generally accepted accounting principles, consistently applied.

     DEFERRED REVENUES:    For purposes of the above quick asset ratio, deferred
                           revenues shall not be counted as current liabilities.
                           For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

     SUBORDINATED DEBT:    "Liabilities" for purposes of the foregoing covenants
                           do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
(Section 4.1):             Borrower shall at all times comply with all of the
                           following additional covenants:

                           1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.
                           2. MONTHLY BORROWING BASE CERTIFICATE AND LISTING. Within 20 days after the end of each month, Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable.
                           3. WARRANTS. Borrower shall continue in effect the Warrant to Purchase Stock and related documents it entered into with Silicon in connection with the original execution of the Loan Agreement.

      SILICON VALLEY BANK                       AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------

                           4. EXCESS CASH FLOW REPAYMENT COVENANT. Borrower shall cause to be paid to Silicon, within 90 days after the end of each fiscal year of Parent, 25% of the Excess Cash Flow (as defined below) relating to such prior fiscal year, to be applied in inverse order of maturity to the outstanding principal balance of each of the Working Capital Term Loan and the Acquisition Term Loan, pro rata, based on the proportion that each such Loan bears to the sum of both such Loans (collectively referred to as the "Excess Cash Flow Repayment Covenant").

                           As used herein the term "Excess Cash Flow" means for each fiscal year of Parent, on a consolidated basis,
                           (a) the Parent's net income (after taxes), plus (b) depreciation and amortization (including amortizing finance charges), plus (c) non-cash interest charges, minus (d) all capital expenditures (including any capitalization of software), minus (e) scheduled principal payments on all of Parent's indebtedness for the succeeding twelve month period, (f) if there has been an increase in the Parent's net Working Capital since the end of the prior fiscal year, then plus the amount of any such increase, and (g) if there has been an decrease in the Parent's net Working Capital (as defined below) since the end of the prior fiscal year, then minus the amount of any such decrease, with all of the foregoing determined in accordance with generally accepted accounting principles, consistently applied.

                           As used herein the term "Working Capital" means the amount represented by the difference between Parent's current assets and current liabilities, determined in accordance with generally accepted accounting principles, consistently applied.

                           5. GUARANTY BY PARENT; PLEDGE; SECURITY AGREEMENT. Parent shall continue in effect the following: (a) the continuing guaranty of the Obligations it entered into with Silicon in connection with the original execution of the Loan Agreement, (b) the general security agreement collateralizing such guaranty obligations it entered into with Silicon in connection with the original execution of the Loan Agreement and (c) the pledge agreement it entered into with Silicon in connection with the original execution of the Loan Agreement.

                           6. GUARANTY BY CALBIOCHEM-NOVABIOCHEM AG; PLEDGE. Calbiochem- Novabiochem AG continue in effect: (a) the continuing guaranty of the Obligations it entered into with Silicon in connection with the original execution of the Loan Agreement, and (b) the pledge agreement it entered into with Silicon in connection with the original execution of the Loan Agreement.

                           7. PLEDGE BY BORROWER. Borrower shall continue in effect the pledge agreement it entered into with Silicon in connection with the original execution of the Loan Agreement.

      SILICON VALLEY BANK                       AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------

                           8. SUBORDINATION AGREEMENT. Parent shall continue in effect the subordination agreement it entered into with Silicon in connection with the original execution of the Loan Agreement.

                           9. SWISS LOAN FACILITY; REPRESENTATION REGARDING TERMINATION; ETC. Calbiochem-Novabiochem AG previously entered into a loan facility with Basellandschaftliche Kantonalbank (the "Swiss Loan Facility"). Borrower hereby represents and warrants to Silicon that the Swiss Loan Facility has been terminated.

                           10. UNUSED LINE FEE. Borrower shall pay to Silicon a quarterly unused line fee equal to .125% per annum calculated upon the amount by which the Credit Limit regarding Revolving Loans exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each quarter in arrears.

      SILICON VALLEY BANK                       AMENDMENT TO LOAN AGREEMENT
- --------------------------------------------------------------------------------

                           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives.

                               BORROWER:

                                    CALBIOCHEM-NOVABIOCHEM CORPORATION

                                    BY  /s/ James G. Stewart
                                        ----------------------------------------
                                                   PRESIDENT OR VICE PRESIDENT

                                    BY  /s/ Arthur E. Roke
                                        ----------------------------------------
                                                   SECRETARY OR ASS'T SECRETARY

                               SILICON:

                                    SILICON VALLEY BANK

                                    BY  /s/ Rita Pirkl
                                        ------------------------
                                    TITLE  Senior Vice President